EXHIBIT 99.2

SECTION 906 CERTIFICATION BY THE VICE PRESIDENT OF FINANCE

I, Richard S. Davis, Vice President of Finance of The Wiser Oil Company (the “Company”), hereby certify that, to my knowledge:

(3)
The Company’s periodic report on Form 10-Q for the quarterly period ended September 30, 2002 (the “Form 10-Q”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

(4)	The information contained in the Form 10-Q fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Dated: November 14, 2002	/s/ Richard S. Davis
Richard S. Davis